Exhibit 5.1

Shutts & Bowen LLP
200 South Biscayne Boulevard
Suite 4100
Miami, FL 33131
DIRECT	(305) 358-6300
FAX	(305) 3581-9982

July 2, 2021

Rennova Health, Inc.

400 South Australian Avenue

Suite 800

West Palm Beach, Florida 33401

Ladies and Gentlemen:

We have acted as counsel to Rennova Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, Registration No. 333-252995 (such registration statement, as amended, is referred to as the “Registration Statement”), covering the offering for resale, on a delayed or continuous basis, of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable upon exercise of Series B Warrants issued on March 21, 2017 (the “Warrants “), by the selling security holders named therein (the “Selling Stockholders”).

The Shares are issuable pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) and the Exchange Agreements (the “Exchange Agreements”), each dated as of March 15, 2017, between the Company and the Selling Stockholders. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on February 11, 2021, under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Registration Statement as filed with the Commission on May 21, 2021, under the Securities Act; (iii) the Registration Statement as filed with the Commission on July 2, 2021, under the Securities Act; (iv) the form of the Warrants; (v) the Certificate of Incorporation of the Company, as amended, as currently in effect; (vi) the Restated By-Laws of the Company, as currently in effect; and (vii) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the Registration Statement, the Warrants, the Securities Purchase Agreement and the Exchange Agreements and the transactions contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also assumed that the Company has effected a reverse split of its common stock, as described in its Information Statement on Schedule 14C filed with the Commission on June 17, 2021, sufficient to enable it to have available the necessary authorized shares of common stock to issue the Shares (the “Reverse Split”).

Rennova Health, Inc.

July 2, 2021

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act and upon the effectiveness of the Reverse Split, the Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and in any Rule 462(b) registration statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Shutts & Bowen LLP

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